Exhibit 10.02(a)
Schedule identifying agreements substantially identical to

the form of Agreement filed as Exhibit 10.02 hereto

	Subscribed Capital of ACM Research (Shanghai), Inc.
Investor	Purchase Price (RMB)	Capital (%)
Hai Feng Investment Holding Limited	1,538,461.54	0.413%
Jiaxing Haitong Xuchu Equity Investment Fund Partnership (Limited Partnership)	2,307,692.31	0.619%
Shanghai GP Lingang Hi-tech Fund Partnership (Limited Partnership)	1,923,076.92	0.516%
Wuxi Taihu Guolian Emerging Industry Investment Enterprise (Limited Partnership)	1,923,076.92	0.516%
XinGang (Shanghai) Management Consulting Limited Partnership	727,115.38	0.195%
XinShi (Shanghai) Management Consulting Limited Partnership	1,781,923.08	0.478%
XinWei (Shanghai) Management Consulting Limited Partnership	4,756,153.85	1.276%